Section 906 Certifications

I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2024 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: November 22, 2024

/s/ Jonathan S. Horwitz

______________________

Jonathan S. Horwitz Principal Executive Officer

Section 906 Certifications

I, Jeffrey White, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2024 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: November 22, 2024

/s/ Jeffrey White

______________________

Jeffrey White Principal Financial Officer

Attachment A

Period (s) ended September 30, 2024

Putnam California Tax Exempt Income Fund

Putnam Diversified Income Trust

Putnam Dynamic Asset Allocation Balanced Fund

Putnam Dynamic Asset Allocation Growth Fund

Putnam Dynamic Asset Allocation Conservative Fund

Putnam Government Money Market Fund

Putnam Master Intermediate Income Trust

Putnam Money Market Fund

Putnam Mortgage Securities Fund

Putnam Tax Exempt Income Fund